UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2018
Date of Report

Q BioMed Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193328	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP 501 Madison Avenue, 14th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

We have issued the options to acquire shares of our common stock as set out in Item 5.02 below. The issuances of the securities mentioned above qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2018, our board of directors appointed Dr. Riccardo Panicucci as a director of our company.

Dr. Panicucci specializes in the early stages of drug discovery for various companies. His responsibilities include solid state chemistry and formulation development of all small molecule therapeutics in early development, and developing novel drug delivery technologies for small molecules and large molecules including siRNA. Since September 2015, Dr. Panicucci has been working with one of our licensors, Mannin Research Inc., in the development plan for MAN-01, a novel drug candidate that we license for the topical treatment of open-angle glaucoma. Since February 2015, he has served as the Vice President of Pharmaceutical Development at WuXi AppTec, where he is responsible for providing scientific leadership in the areas of Developability, Formulation Development and GMP Manufacturing. Prior to WuXi he held the position of Global Head of Chemical and Pharmaceutical Profiling (CPP) at Novartis from 2004 to 2015, where he led the development and implementation of innovative dosage form designs and continuous manufacturing paradigms. He has also held positions as the Director of Formulation Development at Vertex Pharmaceuticals and Senior Scientist at Biogen.

Dr. Panicucci received his Ph.D. in Physical Organic Chemistry at the University of Toronto, and has two postdoctoral fellowships at University of California at Santa Barbara and the Ontario Cancer Institute. Dr. Panicucci will continue advise on the scientific and commercial development of our MAN-01 glaucoma drug with Mannin Research Inc. He will also now provide insight and guidance on all our pipeline assets.

In connection with his service as a director, we have entered into an agreement with Dr. Panicucci pursuant to which he will earn options to acquire up to 50,000 shares of our common stock. The options will vest in quarterly installments of 12,500 each and are exercisable for 5 years at $3.00 per option.

Item 7.01     Regulation FD Disclosure.

On February 13, 2018, we issued a press release entitled “Q Biomed Adds Big Pharma Executive to Board of Directors.” A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01     Financial Statements and Exhibits.

10.1
Non-qualified Stock Option Agreement, dated February 13, 2018, between Dr. Panicucci and Q BioMed Inc.

99.1
Press Release entitled “Q BioMed: Former Novartis Global Head and WuXi STA's VP of Pharmaceutical Development Joins Company Board”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.
Date: February 20, 2018	By: /s/ Denis Corin Name: Denis Corin Title: Chief Executive Officer